SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          HEALTH RISK MANAGEMENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

Minnesota                                                        41-1407404
(State or Other Juris-                                        (I.R.S. Employer
diction of Incorporation                                  Identification Number)
or Organization)

                              8000 West 78th Street
                          Minneapolis, Minnesota 55439
              (Address of Principal Executive Office and Zip Code)

           Health Risk Management, Inc. 1992 Long-Term Incentive Plan
                            (Full Title of the Plan)

                              Gary T. McIlroy, M.D.
                          Health Risk Management, Inc.
                              8000 West 78th Street
                          Minneapolis, Minnesota 55439
                                 (612) 829-3500
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                 David C. Grorud
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
================================================================================================================

  Options to Purchase
Common Stock under the
         Plan                 Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
       the Plan
                            400,000 shares            $12.0625              $4,825,000              $1,462.12
                                                                                                    ---------

        TOTAL:                                                                                      $1,462.12
================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on August 21, 1997.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1992 Long Term Incentive Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 33-60390, are incorporated by reference.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 26th day of August , 1997.


                                    HEALTH RISK MANAGEMENT, INC.
                                    (the "Registrant")



                                    By       /s/ Gary McIlroy
                                        Gary T. McIlroy, M.D.
                                        Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

     Each of the undersigned constitutes and appoints Gary T. McIlroy and Thomas
P. Clark his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Health Risk Management, Inc. relating to the Company's 1992 Long-Term Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                              Title                                    Date

/s/ Gary McIlroy                    Chairman of the Board, Chief                    August 26, 1997
Gary T. McIlroy, M.D.               Executive Officer and Director
                                    (principal executive officer)

/s/ Marlene Travis                  President, Chief Operating                      August 26, 1997
Marlene O. Travis                   Officer and Director

/s/ T. P. Clark                     Chief Financial Officer (prin-                  August 26, 1997
Thomas P. Clark                     cipal financial and accounting
                                    officer)

/s/ Gary M. Damkoehler              Director                                        August 26, 1997
Gary M. Damkoehler

/s/ Ronald R. Hahn                  Director                                        August 26, 1997
Ronald R. Hahn

/s/ Robert L. Montgomery            Director                                        August 26, 1997
Robert L. Mongtomery

/s/ Raymond G. Schultze             Director                                        August 26, 1997
Raymond G. Schultze, M.D.

/s/ V. K. Travis                    Director                                        August 26, 1997
Vance Kenneth Travis

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                          HEALTH RISK MANAGEMENT, INC.


                         Form S-8 Registration Statement



                           E X H I B I T   I N D E X


Exhibit
Number            Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signature Page)